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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated January 19, 2005 relating to the financial statements and financial highlights appearing in the November 30, 2004 Annual Reports to Shareholders of Columbia Tax-Exempt Fund, and our report dated August 17, 2004, relating to the financial statements and financial highlights appearing in the June 30, 2004 Annual Report to Shareholders of the Columbia Managed Municipals Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Columbia Tax-Exempt Fund dated April 1, 2005 and Columbia Managed Municipals Fund dated November 1, 2004, which have also been incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 10, 2005